UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2006
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4389	06-1534213
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

(a)     On April 27, 2006, Applera Corporation (“Applera”) announced financial results for Applera and its business units for the third quarter of its 2006 fiscal year. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of a press release issued on April 27, 2006, with respect to financial results for the third quarter of fiscal year 2006 of Applera and Applera’s Applied Biosystems Group, and attached hereto as Exhibit 99.2 and incorporated by reference herein is the text of a press release issued on April 27, 2006, with respect to financial results for the third quarter of fiscal year 2006 of Applera and Applera’s Celera Genomics Group.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously reported, in January 2006 we announced plans for Applera’s Celera Genomics Group to partner or sell its small molecule drug discovery and development programs. Programs that are not partnered or sold will be terminated. While we are still evaluating the effect of this action, we anticipate that the Celera Genomics Group will record pre-tax restructuring charges of approximately $30 million in fiscal 2006 associated with this action. This amount consists of the following estimated amounts: $12.8 million for one-time severance and termination benefits relating primarily to staff reductions in small molecule drug discovery and development; $1.9 million for contract termination costs relating primarily to costs associated with a leased facility that will no longer be occupied; $11.0 million for asset impairments primarily relating to a write-down of the carrying amount of an owned facility to its current estimated market value less estimated selling costs, as well as write-offs of some leasehold improvements; and $4.3 million for other associated costs relating primarily to estimated restoration and clean-up costs associated with facilities previously occupied. With the exception of a potential adjustment to the write-down of the facility once a final sales price is negotiated and finalized, all costs are expected to be recorded by June 30, 2006. Of the total expected charges of $30 million, approximately $20 million are expected to be cash charges.

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued April 27, 2006, with respect to financial results for Applera and Applera’s Applied Biosystems Group.

99.2	Press Release issued April 27, 2006, with respect to financial results for Applera and Applera’s Celera Genomics Group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger

Dennis L. Winger
Senior Vice President and
Chief Financial Officer

Dated: April 27, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued April 27, 2006, with respect to financial results for Applera and Applera’s Applied Biosystems Group.

99.2	Press Release issued April 27, 2006, with respect to financial results for Applera and Applera’s Celera Genomics Group.